UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): May 28, 2008

                        Commission File Number 000-52263


                              CAVIT SCIENCES, INC.
             (Exact name of registrant as specified in its charter)

             Florida                                            03-0586935
   (State or Other Jurisdiction                              (I.R.S Employer
of Incorporation or Organization)                         Identification Number)

                      1600 South Dixie Highway, Suite 500,
                           Boca Raton , Florida 33432
                    (Address of principal executive offices)

                                  (561)544-6988
              (Registrant's telephone number, including area code)


                    20 NW 181st Street, Miami, Florida 33169
          Former name or former address, if changed since last report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

     As previously reported in the Registrant's Current Report on Form 8-K, on May 28, 2008, the Registrant entered into an Asset Purchase Agreement ("Agreement") with Alternecare Health Products, Inc. ("Alternecare") pursuant to which the Registrant agreed to acquire certain inventory, promotional materials, displays and exhibits, customer lists, existing relationships with manufacturers and customers, trademark and website in exchange for 250,000 restricted shares of the Registrant's common stock and a one-year promissory note payable to Alternecare in the principal amount of $50,000.

     Inasmuch as SEC regulations required the Registrant to provide pro forma financial information regarding the Registrant and Alternecare for two prior fiscal years, the Registrant made an attempt to have the books and records of Alternecare audited. However, due to the lack of reliable records of inventory and other account activity, the Alternecare audit could not be completed. Consequently, Alternecare and the Registrant agreed to cancel the Agreement effective July 31, 2008. Alternecare delivered the signed cancellation agreement to the registrant on August 1, 2008. Alternecare has returned the stock certificate and promissory note that had been issued to it to the Registrant.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto authorized.

Date: August 7, 2008                   Cavit Sciences, Inc.


                                       By: /s/ Colm J. King
                                          --------------------------------------
                                           Colm J. King
                                           President and Chief Executive Officer

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